UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2019

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-765-7100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2019, Patterson-UTI Energy, Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $350 million aggregate principal amount of the Company’s 5.15% Senior Notes due 2029 (the “Notes”).

On November 15, 2019, the Company entered into a base indenture (the “Base Indenture”) and a supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued.

The Company will pay interest on the Notes on May 15 and November 15 of each year.  The Notes will mature on November 15, 2029.  The Notes bear interest at a rate of 5.15% per annum.

The Notes are senior unsecured obligations of the Company, which rank equally with all other existing and future senior unsecured debt of the Company and will rank senior in right of payment to all other future subordinated debt of the Company. The Notes will be effectively subordinated to any of the future secured debt of the Company to the extent of the value of the assets securing such debt. In addition, the Notes will be structurally subordinated to the liabilities (including trade payables) of the Company’s subsidiaries that do not guarantee the Notes. None of the Company’s subsidiaries are currently required to be a guarantor under the Notes.  If any of the Company’s subsidiaries guarantee the Notes in the future, such guarantees (the “Guarantees”) will rank equally in right of payment with all of the guarantors’ future unsecured senior debt and senior in right of payment to all of the guarantors’ future subordinated debt. The Guarantees will be effectively subordinated to any of the guarantors’ future secured debt to the extent of the value of the assets securing such debt.

The Company, at its option, may redeem the Notes in whole or in part, at any time or from time to time at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest, if any, on those Notes to the redemption date, plus a make-whole premium. Additionally, commencing on August 15, 2029, the Company, at its option, may redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on those Notes to the redemption date.

The Indenture includes covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur certain liens, engage in sale and lease-back transactions or consolidate, merge, or transfer all or substantially all of their assets. These covenants are subject to important qualifications and limitations set forth in the Indenture.

Upon the occurrence of a change of control triggering event, as defined in the Indenture, each holder of the Notes may require the Company to purchase all or a portion of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of, premium, if any, and accrued interest, if any, on the Notes to become or to be declared due and payable.

The above description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the terms of the Indenture and the form of note. A copy of the Base Indenture is attached as Exhibit 4.1, a copy of the First Supplemental Indenture is attached as Exhibit 4.2 and a copy of the form of note is attached as Exhibit 4.3 and each is incorporated in this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 15, 2019, the Company issued a news release announcing the closing of the Offering. A copy of the news release is attached as Exhibit 99.1.

The information furnished in this Item 7.01 and the information attached to this Form 8-K as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 15, 2019, the Company provided notice to the holders of its 4.27% Series B Senior Notes due June 14, 2022 (the “2022 Notes”) of its intent to prepay 100% of the 2022 Notes.  The Company expects to prepay the 2022 Notes on December 16, 2019 using a portion of the net proceeds from the Offering.  The total amount of the prepayment, including the applicable make-whole premium, is expected to be approximately $316 million, plus accrued interest to the prepayment date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Base Indenture, dated November 15, 2019, between Patterson-UTI Energy, Inc. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated November 15, 2019, between Patterson-UTI Energy, Inc. and U.S. Bank National Association, as trustee.
4.3	Form of Note (included in Exhibit 4.2 above).
5.1	Opinion of Gibson, Dunn & Crutcher LLP dated November 15, 2019.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
99.1	Press Release dated November 15, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

November 15, 2019	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer